                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements Form S-8 Nos. 033-58549, 333-36267, 333-47183, 333-42724, and 333-54268 pertaining to the Sheldahl, Inc. 1994 Stock Plan, Form S-8 No. 333-40719 pertaining to the Sheldahl, Inc. Employee Stock Purchase Plan, and Form S-3 Nos. 333-76023, of our report dated March 8, 2000, with respect to the consolidated financial statements and schedule of Sheldahl, Inc., for the year ended January 29, 2000, included in the Form 10-K for the year ended December 28, 2001.

                                /s/Ernst & Young LLP

Syracuse, New York
April 5, 2002